UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2018

THE MACERICH COMPANY

(Exact Name of Registrant as Specified in its Charter)

Maryland	1-12504	95-4448705
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Wilshire Boulevard, Suite 700, Santa Monica, California 90401

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (310) 394-6000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with our previous public announcement, Thomas E. O’Hern became the CEO of The Macerich Company, effective as of January 1, 2019, and Arthur M. Coppola, formerly our Chairman and CEO, retired on December 31, 2018. In connection with Mr. Coppola’s retirement, we entered into an agreement with Mr. Coppola, providing for, among other things, Mr. Coppola to consult with us as to the digitally native vertically integrated retailer project, as requested by our CEO, for payments to Mr. Coppola of $2.2 million for 2019, and for other matters in connection with Mr. Coppola retirement. A copy of the agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description

10.1*	Letter re: Consulting Agreement by and between Arthur M. Coppola and The Macerich Company, dated December 31, 2018

*	Represents a management contract, or compensatory plan, contract or arrangement required to be filed pursuant to Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MACERICH COMPANY (Registrant)

Date: January 4, 2019	By:	/s/ Ann C. Menard
Ann C. Menard
Executive Vice President, Chief Legal Officer and Secretary

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